                                                                   EXHIBIT 99.j1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A ("Registration Statement") of our reports dated July 12,
2004, relating to the financial statements and financial highlights which appear in the May 31, 2004 Annual Report to Shareholders of the American Century
Arizona Municipal Bond Fund, American Century Florida Municipal Bond Fund,
American Century High-Yield Municipal Fund, American Century Tax-Free Bond Fund
and American Century Tax-Free Money Market Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Registered Public
Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
September 23, 2004